Exhibit 99.1

April 12, 2021

FOR ADDITIONAL INFORMATION

Media Dave Rau Corporate Media Relations (614) 493-8657 drau@nisource.com	Investors Randy Hulen Vice President, Investor Relations and Treasurer (219) 647-5688 rghulen@nisource.com

NiSource Inc. Announces Equity Units Offering

Provides Update to 2021-2024 financing strategy

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) (“NiSource”) announced today its intention to offer to sell, subject to market and other conditions, 7,500,000 Equity Units, each with a stated amount of $100. Each Equity Unit will initially be in the form of a Corporate Unit consisting of a contract to purchase shares of NiSource common stock (the “Common Stock”) in the future and a 1/10th, or 10%, undivided beneficial ownership interest in one share of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”). NiSource expects to grant the underwriters an option to purchase 1,125,000 additional Corporate Units to cover over-allotments. In addition, NiSource has updated its financing strategy for 2021-2024:

The offering is expected to satisfy all anticipated discrete equity needs of NiSource through 2024 (except for issuances under its existing programmatic ATM program) and eliminates the need for the discrete (block) equity issuance NiSource originally planned for calendar years 2022 or 2023.

Further Details of Equity Units Offering:

Pursuant to the offering, the Common Stock is expected to be delivered upon settlement of the purchase contracts on December 1, 2023 (subject to early settlement in certain circumstances).

NiSource expects to pay, quarterly in arrears, contract adjustment payments on the stated amount of each Equity Unit at a rate to be determined in connection with the offering. NiSource may pay such contract adjustment payments in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. NiSource may also, in its discretion, defer contract adjustment payments.

The Mandatory Convertible Preferred Stock is expected to be remarketed either as part of an optional remarketing elected by us or during a final remarketing period. Following any successful remarketing, dividends may become payable on the Mandatory Convertible Preferred Stock and/or the minimum conversion rate of the Mandatory Convertible Preferred Stock may be increased. The Mandatory Convertible Preferred Stock initially will not bear any dividends and the liquidation preference of the Mandatory Convertible Preferred Stock will not accrete.

Each share of Mandatory Convertible Preferred Stock may be converted only after being separated from the Corporate Units and, prior to December 1, 2023, only upon the occurrence of certain fundamental change events (unless a remarketing failure as described below has previously occurred).

Each share of Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date (which is expected to be on or about March 1, 2024) into a variable number of shares of Common Stock as determined in the offering. However, if no successful remarketing of the Mandatory Convertible Preferred Stock has previously occurred, effective as of December 1, 2023, the conversion rate will be zero, no shares of Common Stock will be delivered upon automatic conversion and each share of Mandatory Convertible Preferred Stock will be automatically transferred to NiSource on the mandatory conversion date without any payment of cash or shares of the Common Stock thereon. In the event of such a remarketing failure, any shares of Mandatory Convertible Preferred Stock held as part of Corporate Units will be automatically delivered to NiSource on December 1, 2023 in full satisfaction of the relevant holder’s obligation under the related purchase contracts.

NiSource intends to use the net proceeds from the offering for renewable generation investments and general corporate purposes, including additions to working capital and repayment of existing indebtedness. The offering is consistent with NiSource meeting its near and long-term financial plan. The Equity Unit structure of this offering allows NiSource to retain share price upside while aligning the expected proceeds with its renewable investment needs. Concurrently, NiSource expects to have a renewable capital expenditure requirement of approximately $2.0 billion.

NiSource intends to apply to list the Corporate Units on the New York Stock Exchange under the symbol “NIMC.”

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for this offering.

The offering will be made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offers of the securities will be made exclusively by means of a prospectus supplement and accompanying prospectus. Copies of these documents may be obtained by contacting Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-866-803-9204 or via email at prospectus-eq_fi@jpmchase.com; and Wells Fargo Securities at 500 West 33rd Street, New York, New York, 10001, Attn: Equity Syndicate Department, by calling toll free 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II. Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company’s annual report on Form 10-K for the year ended December 31, 2020, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.